Exhibit 3.3

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                  DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC


                             Dated as of July __, 2001

                                TABLE OF CONTENTS


ARTICLE I  DEFINITIONS......................................................2
     1.1       Definitions..................................................2
     1.2       Other Definitions............................................8

ARTICLE II  GENERAL PROVISIONS..............................................8
     2.1       Formation....................................................8
     2.2       Name.........................................................8
     2.3       Authorized Units.............................................8
     2.4       Purpose......................................................8
     2.5       Principal Place of Business..................................8
     2.6       Term.........................................................8
     2.7       Ownership of Company Property................................9
     2.8       Registered Office; Registered Agent..........................9
     2.9       No State Law Partnership.....................................9
     2.10      Certificate of Formation.....................................9
     2.11      Powers.......................................................9
     2.12      Nature of Interest in the Company............................9

ARTICLE III  CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS.....................9
     3.1       Capital Contributions........................................9
     3.2       Capital Accounts............................................10
     3.3       Return of Capital Contributions; Interest...................10

ARTICLE IV  COMPANY EXPENSES...............................................10

ARTICLE V  ALLOCATIONS.....................................................11
     5.1       Profits.....................................................11
     5.2       Losses......................................................11
     5.3       Other Rules.................................................12
     5.4       Changes in Membership Interest..............................12
     5.5       Reconciliation Allocation...................................12

ARTICLE VI  DISTRIBUTIONS..................................................12
     6.1       Available Cash..............................................12

ARTICLE VII  MANAGEMENT OF THE COMPANY.....................................13
     7.1       Rights and Powers of the Board and Officers.................13
     7.2       Liability of the Managing Member............................15
     7.3       Duties of the Managing Member...............................15
     7.4       Indemnification.............................................15

ARTICLE VIII  MEMBERS......................................................16
     8.1       Limited Liability...........................................16
     8.2       No Agency or Authority......................................16
     8.3       Transfers of Membership Interests...........................17
     8.4       No Resignation, Withdrawal or Borrowing.....................18
     8.5       Further Assurances..........................................18
     8.6       No Acquisition of Membership Interests by the Company.......18

ARTICLE IX  ACCOUNTS.......................................................19
     9.1       Books.......................................................19
     9.2       Reports, Returns and Audits.................................19
     9.3       Fiscal Year.................................................19
     9.4       Method of Accounting........................................19
     9.5       Tax Returns.................................................19
     9.6       Bank Accounts...............................................20
     9.7       Other Information...........................................20

ARTICLE X  VALUATION OF ASSETS.............................................20

ARTICLE XI  DISSOLUTION OF THE COMPANY.....................................20
     11.1      Dissolution.................................................20
     11.2      Liquidation of Company Interests............................20
     11.3      Liability for Return of Capital Contributions...............21

ARTICLE XII  AMENDMENTS....................................................22

ARTICLE XIII  NOTICES......................................................22

ARTICLE XIV  MISCELLANEOUS.................................................22
     14.1      Entire Agreement............................................22
     14.2      Governing Law...............................................22
     14.3      Binding Effect..............................................22
     14.4      Counterparts................................................22
     14.5      Separability................................................22
     14.6      Headings....................................................23
     14.7      Gender and Number...........................................23
     14.8      No Third Party Beneficiaries................................23
     14.9      Tax Matters Partner.........................................23
     14.10     Conflicts of Interest.......................................23
     14.11     Counterpart Execution, Telecopies...........................23

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                  DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC

          THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Delta Funding Residual Exchange Company, LLC (the "COMPANY") is made and entered into to be effective for all purposes as of July , 2001 by and among Delta Financial Corporation, Inc., a Delaware corporation (the "INITIAL MEMBER"), Delta Financial Residual Management, Inc., a Delaware corporation ("DFRM"), and the Class A Voting Members (as hereinafter defined) listed on SCHEDULE 1 HERETO.

                                   WITNESSETH:

          WHEREAS, the Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act, Title 6 of the Delaware Code, Section 18-101 et seq., as amended from time to time (the "ACT"), by the filing of a Certificate of Formation for the Company (the "CERTIFICATE OF FORMATION") with the Secretary of State of the State of Delaware, pursuant to
Section 18-201 of the Act.


          WHEREAS, the Company and the Initial Member are parties to that certain Reorganization and Exchange Agreement dated as of June ___, 2001 (the "REORGANIZATION AGREEMENT") pursuant to which, among other things: (i) the Company has made an offer to exchange (the "EXCHANGE OFFER") to the holders of the Initial Member's 9 1/2% Senior Secured Notes due 2004 (the "NEW SENIOR NOTES") and the holders of the Initial Member's 9 1/2% Senior Notes due 2004 (the "OLD SENIOR NOTES") and, collectively with the New Senior Notes, the "Senior Notes") to exchange (A) one Class A Voting Membership Unit (as hereinafter defined), (B) one share of Delta Preferred Stock (as hereinafter defined) and (C) one share of DFRM Common Stock (as hereinafter defined) for each $1,000 principal amount of Senior Notes; (ii) provided that the holders of at least 95% of the Senior Notes accept the Exchange Offer and properly tender such Senior Notes to the Company (the "MINIMUM TENDER CONDITION"), the Company has agreed to deliver to the Initial Member Senior Notes in the aggregate principal amount of $75,000,000 in exchange for the delivery by the Initial Member of (A) the certificates listed on SCHEDULE 2 attached hereto (the "RESIDUAL CERTIFICATES") representing the residual and BIO interests (the "SECURITIZATION RESIDUALS") listed on SCHEDULE 2 hereto1 in the securitizations listed on SCHEDULE 2 hereto, (B) the ownership/residual interest in the Delta Financial Non-Performing Loan Trust 2000-1 more fully described on SCHEDULE 3 attached hereto (the "NON-PERFORMING LOAN TRUST RESIDUAL"),and (C) the property and assets listed on SCHEDULE 4 attached hereto (the "OTHER CONSIDERATION") (item (A), (B) and (C) shall collectively be referred to as the "INITIAL MEMBER EXCHANGE"); and (iii) the Company has agreed to make NIM Trust Residual Tax Loans to Delta Funding Residual NIM Company, Inc., a Delaware limited liability company corporation (the "NIM TRUST RESIDUAL OWNER").

----------------------
1    Will not include the 0.000001% Certificates.


          WHEREAS, the Minimum Tender Condition has been satisfied and the Company and the Initial Member desire that (i) the Company accept the tenders of Senior Notes and consummate the Exchange Offer and (ii) the Company and the Initial Member consummate the Initial Member Exchange; and

          WHEREAS, in order to consummate the Exchange Offer and the Initial Member Exchange, the Company and the Initial Member desire to amend and restate the Limited Liability Company Agreement of the Company executed and delivered by the Initial Member on June__, 2001 (the "INITIAL AGREEMENT") to, among other things, (i) authorize the issuance of 150,000 Class A Voting Membership Units to the holders of the Senior Notes, (ii) authorize the issuance of Class B Non-Voting Membership Unit (as hereinafter defined) to DFRM , (iii) convert the membership interests owned by the Initial Member pursuant to the Initial Agreement into one Class C Non-Voting Membership Unit (as hereinafter defined) and (iv) appoint DFRM as the Managing Member (as hereinafter defined).

          NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

          1.1 DEFINITIONS. Capitalized terms used in this Agreement have the following meanings:

          "ACT" has the meaning set forth in the first recital of this Agreement.

          "ACTIONS" has the meaning set forth in Section 7.4. of this Agreement.

          "AFFILIATE" of any Person (the "SPECIFIED PERSON") means any other Person (a) that directly or indirectly controls, is controlled by or is under common control with such Specified Person, (b) who is an officer, director, employee or agent of, partner in, or trustee of, or serves in a similar capacity with respect to, the Specified Person (or any of the Persons named in clause (a) above), (c) of which the Specified Person is an officer, director, employee, agent, partner or trustee, or serves in a similar capacity, or (d) who is a member of the Specified Person's family. For purposes of this definition, the term "CONTROL" means the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of securities, by contract or otherwise.

          "AGREEMENT" means this Limited Liability Company Agreement, including the EXHIBITS and Schedules hereto, all as the same may be amended, supplemented or restated from time to time.

          "ASSET VALUE" with respect to any Company asset means:

          (i) The Fair Market Value when contributed of any asset contributed to the Company by any Member;

          (ii) The Fair Market Value on the date of distribution of any asset distributed by the Company to any Member as consideration for an interest in the Company;

          (iii) The Fair Market Value of all Property at the time of the happening of any of the following events: (A) the admission of a Member to, or the increase of an interest of an existing Member in, the Company in exchange for a Capital Contribution; or (B) the liquidation of the Company under Regulations Section 1.704-1(b)(2)(ii)(g);

          (iv) The Basis of the asset in all other circumstances.

          "ASSIGN" means to sell, transfer, assign, pledge, hypothecate, mortgage or otherwise dispose of a Membership Interest in the Company, whether voluntarily or by operation of law.

          "ASSIGNOR," "ASSIGNEE" and "ASSIGNMENT" have meanings corresponding to the foregoing definition of "Assign."

          "AVAILABLE CASH" means, at the time of determination, cash received by the Company from all sources, after provision has been made for (x) all Company Expenses and (y) such amounts as the Managing Member shall deem reasonable in order to provide for any anticipated, contingent or unforeseen expenditures or liabilities of the Company.

          "BANKRUPTCY" means, with respect to any Person, the occurrence of any of the following events: (a) the filing by such Person of a petition commencing a voluntary case in bankruptcy under applicable bankruptcy laws; (b) entry against such Person of an order for relief under applicable bankruptcy laws, if such order has not been vacated or stayed within 90 days after such entry; (c) written admission by such Person of its inability to pay its debts as they mature, or an assignment by such Person for the benefit of creditors; or (d) the appointment of a receiver for the property or affairs of such Person.

          "BASIS" with respect to an asset means the adjusted basis from time to time of such asset for federal income tax purposes.

          "CAPITAL ACCOUNT" of a Member means an account maintained by the Company for each Member pursuant to Section 3.2 of this Agreement.

          "CAPITAL CONTRIBUTION" of a Member means the amount of money and the Asset Value of any property other than money contributed to the Company by a Member with respect to such Member's interest in the Company.

          "CERTIFICATE OF FORMATION" has the meaning set forth in the first recital of this Agreement.

          "CLASS A PERCENTAGE INTEREST" means with respect to each Class A Voting Member the percentage reflected by a fraction, the numerator of which is the number of Class A Voting Membership Units then outstanding owned by such Class A Voting Member and the denominator of which is the number of Class A Voting Membership Units then outstanding owned by all Class A Voting Members.

          "CLASS A VOTING MEMBER" means a Member holding a Class A Voting Membership Unit.

          "CLASS A VOTING MEMBERSHIP UNIT" means a Membership Interest entitled to the right to receive distributions as set forth in Section 6.1 of this Agreement, liquidation payments as set forth in Section 11.2 of this Agreement and voting rights as set forth in Section __ hereof.

          "CLASS B NON-VOTING MEMBER" means a Member holding a Class B Non-Voting Voting Membership Unit.

          "CLASS B NON-VOTING MEMBERSHIP UNITS" means a Membership Interest entitled to the right to receive distributions as set forth in Section 6.1 of this Agreement, and liquidation payments as set forth in Section 11.2 of this Agreement.

          "CLASS C NON-VOTING MEMBERSHIP UNITS" means a Membership Interest entitled to the right to receive distributions as set forth in Section 6.1 of this Agreement and liquidation payments as set forth in Section 11.2 of this Agreement, but without voting rights hereunder.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMPANY" means Delta Funding Residual Exchange, LLC, a Delaware limited liability company.

          "COMPANY EXPENSES" means all reasonable fees, expenses, costs, liabilities and obligations of the Company [(including the current portion of long-term debt)] [QUERY; DO WE WANT TO PROHIBIT COMPANY FROM INCURRING ANY DEBT?], whether accrued or unaccrued or financial obligations otherwise reasonably incurred by the Managing Member or its agents or representatives on behalf of the Company. Company Expenses shall include, but shall not be limited to, the following: (i) all fees and expenses of custodians, outside counsel, accountants and other third party professionals, as well as out-of-pocket expenses incurred in connection with the operations or activities of the Company, provided that such persons shall not be deemed third party beneficiaries of this provision, (ii) all taxes, fees and governmental charges levied against the Company, (iii) expenses incurred in connection with convening and holding meetings of Members, and (iv) all indemnification expenses of the Company, including expenses incurred by or on behalf of any Indemnified Party in seeking indemnification from the Company pursuant to this Agreement.

          "DELTA PREFERRED STOCK" means the shares of Series A Preferred Stock, par value $0.01 per share, of the Initial Member.

          "DFRM" has the meaning set forth in the introductory paragraph of this Agreement.

          "DFRM COMMON STOCK" means the shares of Common Stock, par value $0.001 per share, of DFRM.

          "EFFECTIVE DATE" means July __, 2001.

          "EFFECTIVE TAX RATE" means an assumed rate of 45%.

          "EXCESS INCLUSION INCOME" means income from the Residual Certificates (including residual certificates that may be owned through a NIM Trust) that is excess inclusion income as defined in Code Section 860E.

          "EXCESS INCLUSION LOSSES" means losses from the Residual Certificates (including residual certificates that may be owned through a NIM Trust).

          "EXCESS INCLUSION TAXES" means the Effective Tax Rate multiplied by the Excess Inclusion Income.

          "EXCESS PROFITS AMOUNT" has the meaning set forth in Section 5.2(b) of this Agreement.

          "EXCESS NY OBLIGATION" means [________].

          "EXCHANGE OFFER" has the meaning set forth in the second recital of this Agreement.

          "FAIR MARKET VALUE" of any asset means the value of such asset determined in accordance with Article X.

          "FAMILY MEMBER" means, with respect to a natural person, (x) a member of such person's immediate family, which shall include his or her spouse, siblings, descendants, parents or spouses (or surviving spouses) of descendants, or (y) a trust, corporation, limited liability company, Company or other entity, all of the beneficial interests in which shall be held directly or indirectly by such natural person or one or more natural persons described in the preceding clause (x).

          "FISCAL YEAR" of the Company has the meaning set forth in Section 9.3 of this Agreement.

          "INDEMNIFIED COSTS" has the meaning set forth in Section 7.4 of this Agreement.

          "INDEMNIFIED PARTY" has the meaning set forth in Section 7.4 of this Agreement.

          "INITIAL AGREEMENT" has the meaning set forth in the fourth recital to this Agreement.

          "INITIAL MEMBER" has the meaning set forth in the introductory paragraph of this Agreement.

          "INITIAL MEMBER EXCHANGE" has the meaning set forth in the second recital of this Agreement.

          "LIQUIDATOR" has the meaning set forth in Section 11.2 of this Agreement.

          "LOAN AGREEMENT" means that certain loan agreement dated the date hereof by and between the Company and the NIM Trust Residual Owner.

          "MAJORITY IN INTEREST" of the Class A Voting Members means Class A Voting Members whose aggregate Class A Percentage Interests represent more than 50% of the aggregate Class A Percentage Interests of all Class A Voting Members.

          "MANAGING MEMBER" means DFRM or any replacement thereof or successor thereto appointed by a Majority in Interest of the Class A Voting Members pursuant to Section 8.3(a) of this Agreement to manage the overall activities of the Company.

          "MEMBER" and "MEMBERS" means any or all of the Initial Member, any Class A Voting Member or any Class B Non-Voting Member.

          "MEMBERSHIP INTEREST" of a Member at any time means the legal and/or beneficial ownership interest of such Member in the Company.

          "MINIMUM TENDER CONDITION" has the meaning set forth in the second recital to this Agreement.

          "NEW SENIOR NOTES" has the meaning set forth in the secnd recital to this Agreement.

          "NY OBLIGATION" means [________].

          "NIM TRUST RESIDUAL" means [_______] .

          "NIM TRUST RESIDUAL OWNER" has the meaning set forth in the second recital to this Agreement.

          "NIM TRUST RESIDUAL TAX LOANS" means the loans to be made to the NIM Trust Residual Owner pursuant to and in accordance with the Loan Agreement.

          "NON-PERFORMING LOAN TRUST RESIDUAL" has the meaning set forth in the second recital to this Agreement.

          "OLD SENIOR NOTES" has the meaning set forth in the second recital to this Agreement.

          "OTHER CONSIDERATION" has the meaning set forth in the second recital to this Agreement.

          "PERCENTAGE INTEREST" means with respect to each Member the percentage reflected by a fraction, the numerator of which is the number of Units owned by such Member and the denominator of which is the number of Units then outstanding.

          "PERSON" means any individual, sole proprietorship, partnership, Company, joint venture, limited liability company, limited liability Company, trust, estate, unincorporated organization, association, corporation, institution or other entity.

          "PROFITS" and "LOSSES" for any Fiscal Year or other period means an amount equal to the Company's taxable income for federal income tax purposes for such year or period determined in accordance with Code Section 703(a) and the Regulations thereunder, with the following adjustments:

          (i) all items of income, gain, loss, and deduction of the Company required to be stated separately shall be included in taxable income or loss;

          (ii) income of the Company exempt from federal income tax shall be treated as taxable income;

          (iii) expenditures of the Company described in Code Section 705(a)(2)(B) or treated as such expenditures under Regulations Section 1.704-1(b)(2)(iv)(i) shall be subtracted from taxable income;

          (iv) the difference between Basis and Asset Value shall be treated as gain or loss upon the happening of any event described in clauses (ii) or (iii) under the definition of "Asset Value;"

          (v) gain or loss resulting from the disposition of Property from which gain or loss is recognized for federal income tax purposes shall be determined with reference to the Asset Value of such property.

          "PROPERTY" means all real and personal property, tangible and intangible, owned by the Company.

          "QUALIFIED INSTITUTIONAL BUYER" has the meaning given to such term in Rule 144A promulgated pursuant to the Securities Act of 1933, as amended.

          "REGULATIONS" means the federal income tax regulations, including temporary regulations, promulgated under the Code.

          "REORGANIZATION AGREEMENT" has the meaning set forth in the third recital to this Agreement.

          "RESIDUAL CERTIFICATES" has the meaning set forth in the second recital to this Agreement.

          "RESIDUALS" means the Securitization Residuals and the Non-Performing Loan Trust Residuals.

          "SECURITIZATION RESIDUALS" has the meaning set forth in the second recital to this Agreement.

          "SENIOR NOTES" has the meaning set forth in the second recital to this Agreement.

          "SUBSTITUTED MEMBER" means a Person that is admitted as a Member to the Company pursuant to Section 8.3 of this Agreement.

          "TAX MATTERS PARTNER" has the meaning set forth in Section 14.9 of this Agreement.

          "UNITS" means the Class A Voting Membership Units, the Class B Non-Voting Membership Units and the Class C Non-Voting Membership Units.

          1.2 OTHER DEFINITIONS. Certain additional defined terms used in this Agreement have the meanings specified throughout the Agreement.

                                   ARTICLE II
                               GENERAL PROVISIONS

          2.1 FORMATION. The parties agree to continue the Company under and pursuant to the Act. The Company was organized as a limited liability company by the filing of the Certificate of Formation pursuant to the Act with the Secretary of State of the State of Delaware.

          2.2 NAME. The name of the limited liability company is "Delta Funding Residual Exchange, LLC" or such other name as may from time to time be selected by the Managing Member; PROVIDED, HOWEVER, that the Managing Member shall provide notice of such change of name to the Members as promptly as practicable after such change.

          2.3 AUTHORIZED UNITS. The number of authorized Units of the Company is 150,002, comprised of: (i) 150,000 Class A Voting Membership Units to be owned initially by the holders of the Senior Notes that tender such Senior Notes in the Exchange Offer and whose tender is accepted by the Company in accordance with the terms of the Exchange Offer; (ii) one Class B Non-Voting Membership Units to be owned initially by DFRM; and (iii) one Class C Non-Voting Membership Units to be owned initially by the Initial Member.

          2.4 PURPOSE. The Company is being formed for the purpose of engaging in any lawful act or activity for which a limited liability company may be formed under the Act and engaging in any and all activities necessary, incidental or convenient to the foregoing.

          2.5 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be located at 1000 Woodbury Road, Woodbury, New York 11797 or such other location as the Managing Member may determine from time to time; PROVIDED, HOWEVER, that the Managing Member shall provide notice of such change of the principal place of business to the Members as promptly as practicable after such change.

          2.6 TERM. The existence of the Company as a legal entity commenced with the filing of the Certificate of Formation with the office of the Secretary of State of the State of Delaware and shall continue until cancellation of the Certificate of Formation as provided by in the Act.

          2.7 OWNERSHIP OF COMPANY PROPERTY. All Property acquired by the Company shall be owned by the Company as an entity, and no Member, individually, shall have any ownership interest therein.

          2.8 REGISTERED OFFICE; REGISTERED AGENT. The registered agent and office of the Company in the State of Delaware shall be the Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. At any time, the Managing Member may designate another registered agent and/or office.

          2.9 NO STATE LAW PARTNERSHIP. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture for any purposes other than federal and state tax purposes, and that no Member be an agent, partner or joint venturer of any other Member, and this Agreement shall not be construed to suggest otherwise.

          2.10 CERTIFICATE OF FORMATION. Sahra Dalfen is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation with the Secretary of State of the State of Delaware. All actions taken by Sahra Dalfen in connection with the formation of the Company are hereby adopted and ratified. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an "authorized person" ceased, and the Initial Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. Upon the Effective Date, the Initial Member's powers as an "authorized person" shall cease, and the Managing Member shall automatically be designated as the "authorized person" within the meaning of the Act. The Managing Member (or such other person as may from time to time be designated by the Managing Member for such purpose) is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and cause to be filed any amendments and/or restatements of the Certificate of Formation and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business and to obtain a taxpayer identification number on behalf of the Company.

          2.11 POWERS. The Managing Member shall have and exercise all powers necessary, incidental or convenient to accomplish the purpose set forth in
Section 2.4 of this Agreement.

          2.12 NATURE OF INTEREST IN THE COMPANY. The interest of the Members in the Company shall be personal property for all purposes.

                                  ARTICLE III
                   CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

          3.1 CAPITAL CONTRIBUTIONS. On or prior to the Effective Date, the Initial Member, the Class B Non-Voting Member and each of the Class A Voting Members shall have made its Capital Contribution to the capital of the Company in the amount of cash or other property set forth in the first column opposite such Member's name on SCHEDULE 1 in exchange for such Person's Membership Interest as set forth in the third, fourth or fifth columns opposite such Member's name on SCHEDULE 1. Any Capital Contributions made in any property other than cash shall have the value attributed thereto as set forth on SCHEDULE 1.

          3.2 CAPITAL ACCOUNTS. A separate Capital Account shall be maintained for each Member in accordance with the following provisions:

          (i) There shall be credited to each Member's Capital Account (A) such Member's Capital Contributions; (B) such Member's distributive share of Profits;
(C) any items of income or gain not otherwise included in Profits which are specially allocated to such Member under this Agreement; and (D) the amount of any Company liabilities (determined as provided in Code Section 752(c) and the Regulations thereunder) assumed by such Member or to which Property distributed to such Member is subject;

          (ii) There shall be debited to each Member's Capital Account (A) the amount of money and the Asset Value of any Property distributed to such Member pursuant to this Agreement; (B) such Member's distributive share of Losses; (C) any items of expense or loss not otherwise included in Losses which are specially allocated to such Member under this Agreement, and (D) the amount of liabilities (determined as provided in Code Section 752(c) and the Regulations thereunder) of such Member assumed by the Company or to which Property contributed to the Company by such Member is subject;

          (iii) The Capital Account of any transferee Member shall include the appropriate portion of the Capital Account of the Member from whom the Transferee Member's interest was obtained.

          The foregoing provisions and other provisions of this Agreement relating to maintenance of member Capital Accounts are intended to comply with Regulations Sections 1.740-1(b) and -2, and shall be interpreted and applied in a manner consistent with such regulations. To accomplish that purpose the Managing Member is authorized to modify the manner in which the Capital Accounts are maintained and adjustments thereto are computed, and to make any appropriate adjustments thereto, provided that such modifications and adjustments will not materially affect the amount distributed to any Member upon dissolution of Company.

          3.3 RETURN OF CAPITAL CONTRIBUTIONS; INTEREST. No Member will have the right to the return of its Capital Contribution, except as expressly provided in this Agreement. No Member will have the right to receive a return of interest on its Capital Contributions or the balance in its Capital Account, or to receive any distributions or payments from the Company, except as expressly provided in this Agreement.

                                   ARTICLE IV
                                COMPANY EXPENSES

          The Company, and not the Members, shall be responsible for all Company Expenses, which shall be paid only out of funds of the Company and shall be paid if, when and as determined in good faith by the Managing Member.

                                   ARTICLE V
                                   ALLOCATIONS

          5.1 PROFITS. Subject to the special allocation provisions of this
Article V, Profits for any Fiscal Year or other period shall be allocated among the Members as follows:

          (a) First, Excess Exclusion Income in respect of the Residual Certificates (including residual certificates held through a NIM Trust) shall be allocated to the Class B Non-Voting Member;

          (b) Second, any remaining Profits shall be allocated to the Class A Voting Members in proportion to, and to the extent of, any Losses allocated to them pursuant to Section 5.2(c);

          (c) Third, any remaining Profits shall be allocated to the Initial Member until such time as the Initial Member has been allocated an aggregate amount of Profits under this Section 5.1(c) for the current Fiscal Year and all prior Fiscal Years equal to the aggregate amount of Available Cash that has been distributed to it or paid on its behalf pursuant to Section 6.1(d) for all periods;

          (d) Fourth, 15% of any remaining Profits in respect of any period ending on or before the end of the 36th full calendar quarter following the Effective Date, and 10% of any such remaining Profits in respect of any period thereafter, shall be allocated to the Initial Member;

          (e) Fifth, any remaining Profits shall be allocated to the Initial Member until such time as the Initial Member has been allocated an aggregate amount of Profits under this Section 5.1(e) for the current Fiscal Year and all prior Fiscal Years equal to the aggregate amount of Available Cash that has been distributed to it or paid on its behalf pursuant to Section 6.1(f) for all periods;

          (f) Sixth, any remaining Profits shall be allocated to the Class A Voting Members in proportion to their Class A Percentage Interests.

          5.2 LOSSES. Subject to the special allocation provisions of this
Article V, Losses for any Fiscal Year or other period shall be allocated among the Members as follows:

          (a) First, Excess Inclusion Losses, if any, from Residual Certificates (including residual certificates held through a NIM Trust) shall be allocated to the Class B Non-Voting Member to the extent of the positive balance, if any, in its Capital Account;

          (b) Second, Losses shall be allocated to the Initial Member and the Class A Voting Members in proportion to, and to the extent of, each such Member's Excess Profits Amount. The Initial Member's Excess Profits Amount shall equal the excess, if any, of (x) the aggregate amount of Profits allocated to the Initial Member pursuant to Section 5.1(d) for all periods over (y) the sum of (i) the aggregate amount of Losses allocated to the Initial Member pursuant to this Section 5.2(b) for all prior periods plus (ii) the aggregate amount of Available Cash that has been distributed to the Initial Member pursuant to
Section 6.1(e) for all periods. Each Class A Voting Member's Excess Profits Amount shall equal the excess, if any, of (x) the aggregate amount of Profits allocated to such Class A Voting Member pursuant to Section 5.1(f) for all periods over (y) the sum of (i) the aggregate amount of Losses allocated to such Class A Voting Member pursuant to this Section 5.2(b) for all prior periods plus
(ii) the aggregate amount of Available Cash that has been distributed to such Class A Voting Member pursuant to Section 6.1(g) for all periods;

          (c) Third, any remaining Losses shall be allocated to the Class A Voting Members in proportion to their Class A Percentage Interests.

          5.3 OTHER RULES. Allocations under this Article V shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Section and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Regulations
Section 1.704-1(b)(2)(ii)(d).

          5.4 CHANGES IN MEMBERSHIP INTEREST. Upon the transfer of a Membership Interest in the Company, the proper allocation of Profits, Losses, and items thereof to the periods before and after such admission or transfer shall be based on the Member's relative Membership Interest using any method permitted under Code Section 706 and the Regulations thereunder.

          5.5 RECONCILIATION ALLOCATION. If the Capital Account balances of the Members determined on a tentative basis (after giving effect to all contributions, distributions and allocations for all periods) upon the liquidation of the Company differ from the amounts that would be distributed to them pursuant to the provisions of Article VI (other than Sections 6.1(a) and 6.1(c) thereof), then, notwithstanding anything to the contrary herein, items of income, gain, loss and deduction shall be specially allocated among the Members for the Fiscal Year in which the dissolution of the Company occurs (and, if necessary, prior Fiscal Years) in order to conform the Capital Account balances of the Members to the amounts that would be distributed to them pursuant to the provisions of Article VI (other than Sections 6.1(a) and 6.1(c)).

                                   ARTICLE VI
                                  DISTRIBUTIONS

          6.1 AVAILABLE CASH. At the end of each quarter of each Fiscal Year, the Managing Member shall determine and distribute, pay or loan the Available Cash for such quarter to the Members in the following order and priority:

          (a) First, Available Cash will be distributed to the Class B Non-Voting Member until the Class B Non-Voting Member has received aggregate distributions of Available Cash under this Section 6.1(a) for the current calendar quarter and all prior periods equal to the aggregate amount of Company Expenses incurred by it on behalf of the Company in its capacity as the Managing Member for the current calendar quarter and all prior periods;

          (b) Second, Available Cash will be distributed to the Class B Non-Voting Member until the Class B Non-Voting Member has received aggregate distributions of Available Cash under this Section 6.1(b) for the current calendar quarter and all prior periods equal to the Excess Inclusion Taxes payable by it on the Excess Inclusion Income allocated to it pursuant to Section 5.1(a) of this Agreement for or in respect of the current calendar quarter and all prior periods;

          (c) Third, Available Cash will be used to make the NIM Trust Residual Tax Loans to the NIM Trust Residual Owner pursuant to and in accordance with the Loan Agreement;

          (d) Fourth, for so long as the Initial Member is a Member of the Company, Available Cash will be distributed to the Initial Member or paid on its behalf until the Initial Member has received or there has been paid on its behalf aggregate amounts of Available Cash under this Section 6.1(d) for the current calendar quarter and all prior periods equal to the Excess NY Obligation for the current calendar quarter and all prior periods;

          (e) Fifth, until the end of the 36th full calendar quarter following the Effective Date, 15% of any remaining Available Cash will be distributed to the Initial Member, and after the end of such 36th full calendar quarter, 10% of any remaining Available Cash will be distributed to the Initial Member;

          (f) Sixth, for so long as the Initial Member is a Member of the Company, Available Cash will be distributed to the Initial Member or paid on its behalf until the Initial Member has received or there has been paid on its behalf aggregate amounts of Available Cash under this Section 6.1(f) for the current calendar quarter and all prior periods equal to the NY Obligation for the current calendar quarter and all prior periods;

          (g) Seventh, the balance, if any, of Available Cash will be distributed to the Class A Voting Members in proportion to their Class A Percentage Interests.

                                  ARTICLE VII
                            MANAGEMENT OF THE COMPANY

          7.1 RIGHTS AND POWERS OF THE BOARD AND OFFICERS.

          (a) The Company will be managed, except as otherwise specifically provided for herein, by the Managing Member. The Managing Member shall have sole responsibility for managing the business and affairs of the Company and shall have full power to do any and all acts necessary, incidental or convenient to or for the furtherance of the purposes described herein. The Managing Member shall have full power to execute and deliver all agreements, instruments and other documents in the name of and on behalf of the Company which it may deem necessary or desirable. [ISSUE: ANY LIMITS ON AUTHORITY OF MANAGING MEMBER?]

          (b) The Managing Member may appoint officers, including a President, one or more Vice Presidents, a Treasurer and a Secretary. The officers shall be responsible for the day-to-day operations of the Company, including, but not limited to, all duties and responsibilities authorized by the Managing Member to be performed by the officers.

               (i) Each officer shall hold office until his or her successor shall have been duly appointed by the Managing Member or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

               (ii) Any officer appointed by the Managing Member may be removed by the Managing Member in its sole discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

               (iii) The President, if any, shall be the principal executive officer of the Company. Subject to the direction and control of the Managing Member, he or she shall be in charge of the business of the Company; he or she shall see that the directions of the Managing Member are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Managing Member and, in general, he or she shall discharge all duties incident to the office of President and such other duties as may be prescribed by the Managing Member from time to time. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Company or a different mode of execution is expressly prescribed by the Managing Member or this Agreement, he or she may execute for the Company any contracts, deeds, mortgages, bonds or other instruments.

               (iv) Subject to the direction and control of the Managing Member, and in conjunction with the President, each Vice President shall see that the directions of the Managing Member or President are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Managing Member and, in general, he or she shall discharge all duties incident to the office of Vice President and such other duties as may be prescribed by the Managing Member or President from time to time.

               (v) The Treasurer, if any, shall be the principal accounting and financial officer of the Company. He or she shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Company; (b) have charge and custody of all funds and securities of the Company and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Managing Member.

               (vi) The secretary, if any, shall: (a) record the minutes of the Managing Member's meetings; (b) see that all notices are duly given as required by law; (c) be custodian of the Company records; (d) sign any certificates for Membership interests of the Company, the issue of which shall have been authorized by the Member and any contracts, deeds, mortgages, bonds, or other instruments which the Managing Member authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Managing Member; (e) have general charge of the Membership interests transfer books of the Company; (f) have authority to certify documents of the Company as true and correct copies thereof; and (g) perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Managing Member.

               (vii) The salaries of the officers may be fixed from time to time by the Member.

          (c) The Managing Member shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the officers, employees, or committees of the Company, or by any other Person as to matters the Managing Member reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including, without limitation, information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

          7.2 LIABILITY OF THE MANAGING MEMBER. Neither the Managing Member, nor any of the Managing Member's agents, partners, employees, counsel or Affiliates (other than professionals employed by the Company who shall be held to the usual standards of professional practice), shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for any action taken or failure to act (even if such action or failure to act constituted negligence, other than gross negligence, on such Person's part) on behalf of the Company unless such act or failure to act was fraudulent, performed or omitted, in bad faith or constituted gross negligence.

          7.3 DUTIES OF THE MANAGING MEMBER. The Managing Member and the officers of the Company shall take all actions that may be necessary or appropriate for the conduct of the Company's business in accordance with the provisions of this Agreement and applicable laws and regulations. The Managing Member and the officers of the Company shall act at all times in good faith and in such manner as each believes in good faith to be in the best interest of the Company and the Members.

          7.4 INDEMNIFICATION. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the Managing Member and each officer of the Company and any of the Managing Member's Affiliates (individually, an "INDEMNIFIED PARTY") with respect to such Indemnified Party's activities with respect to the Company, as follows:

          (a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, any Indemnified Party from and against any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts ("INDEMNIFIED COSTS") arising from all claims, demands, actions, suits or proceedings ("ACTIONS"), whether civil, criminal, administrative or investigative, in which the Indemnified Party may be involved, or threatened to be involved, as a party or otherwise arising as a result of such Person's status as an Indemnified Party, regardless of whether the Indemnified Party continues in such capacity at the time any such liability or expense is paid or incurred, and regardless of whether any such Action is brought by a third party, a Member, or by or in the name of the Company; PROVIDED, HOWEVER, no Indemnified Party shall be indemnified hereunder for any Indemnified Costs that proximately result from such party's fraud, gross negligence or willful misconduct, or a material breach of this Agreement.

          (b) The Company shall pay or reimburse, to the fullest extent allowed by law, in advance of the final disposition of the proceeding, Indemnified Costs as incurred by the Indemnified Party in connection with any Action that is the subject of Section 7.4(a) of this Agreement (other than those arising under the proviso contained in Section 7.4(a) of this Agreement); PROVIDED, HOWEVER, that such Indemnified Party shall repay all amounts received from the Company pursuant hereto if it shall ultimately be determined at the final disposition of the proceeding that such Indemnified Party is not entitled to be indemnified by the Company as authorized in Section 7.4(a) of this Agreement.

          (c) Notwithstanding any other provision of this Section 7.4 of this Agreement, the Company shall pay or reimburse Indemnified Costs incurred by an Indemnified Party in connection with such Person's appearance as a witness or other participation in a proceeding involving or affecting the Company at a time when the Indemnified Party is not a named defendant or respondent in the proceeding.

          (d) The Managing Member may cause the Company to purchase and maintain insurance or other arrangements on behalf of the Indemnified Parties and/or the Company against any liability asserted against any Indemnified Party and incurred by any Indemnified Party in such Person's capacity as such or arising out of the Indemnified Party's status in such capacity, regardless of whether the Company would have the power to indemnify the Indemnified Party against that liability under this Section 7.4, to the extent that such insurance is available on commercially reasonable terms. The indemnification provided by this Section
7.4 shall be in addition to any other rights to which the Indemnified Parties may be entitled under any agreement, vote of the Members, as a matter of law, or otherwise, and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Parties.

          (e) An Indemnified Party shall not be denied indemnification in whole or in part under this Section 7.4 because the Indemnified Party had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                                  ARTICLE VIII
                                     MEMBERS

          8.1 LIMITED LIABILITY. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Members nor the officers shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or an officer of the Company.

          8.2 NO AGENCY OR AUTHORITY. No Member is an agent of the Company solely by virtue of being a Member, and no Member has the authority to act for or bind the Company solely by virtue of being a Member, other than the Managing Member and officers, whose rights and obligations are governed by Article VII of this Agreement. Any Member who takes any action or purports or attempts to bind the Company in violation of this Section 8.2 shall be solely responsible for any loss and/or expense incurred by the Company or the Managing Member or other Member as a result of such unauthorized action, and such Member shall indemnify and hold harmless the Company and the Managing Member or other Member with respect to such loss and/or expense.

          8.3 TRANSFERS OF MEMBERSHIP INTERESTS.

          (a) The Class B Non-Voting Member may not Assign all or any part of its Membership Interest to any Person. Notwithstanding the foregoing, the holders of a Majority in Interest of the Class A Voting Membership Interests may require the Class B Non-Voting Member to Assign all, but not less than all, of its Class B Non-Voting Membership Interests to another Person, which Person shall thereupon become the Managing Member hereunder; PROVIDED, HOWEVER, that no such Assignment shall be permitted unless the Class B Non-Voting Member and its Assignee shall comply with the provisions of clauses (i), (ii) and (iii) of
Section 8.3(d) of this Agreement.

          (b) The Initial Member may not Assign all or any portion of its Membership Interest to any Person.

          (c) No Class A Voting Member may Assign all or any part of its Membership Interest in the Company to a Person unless (i) the Managing Member consents thereto in writing prior to such Assignment, (ii) the Assignee is a Qualified Institutional Buyer, (iii) the Assignee expressly agrees in writing to be bound by the terms and conditions hereof by executing a counterpart to this Agreement or any other document or instrument acceptable to the Managing Member and (iv) such Class A Voting Member also Assigns to such Assignee all or a corresponding PRO RATA number of the shares of DFRM Common Stock owned by such Class A Voting Member. Any Substituted Member admitted to the Company will succeed to all rights and be subject to all the obligations of the Assignor Member with respect to the Membership Interest to which the Assignee Member was substituted.

          (d) Without limiting the generality of the Managing Member's ability under Section 8.3(c) of this Agreement to withhold consent to an Assignment by a Member, the Managing Member shall not consent to any such Assignment unless all of the following conditions are satisfied:

               (i) such Assignor Member furnishes evidence satisfactory to the Managing Member or the Managing Member is otherwise satisfied that:

                    (A) the Assignment would not affect the Company's existence or qualification as a limited liability company under the Act or under any other law or regulation that is applicable to the Company; and

                    (B) the Assignment would not (x) jeopardize the
               classification of the Company as a partnership under federal income tax principles, (y) cause a termination of the Company for purposes of Code Section 708, or (z) otherwise have adverse federal income tax consequences to the Company or any Member;

               (ii) in the opinion of the Assignor Member's counsel, which counsel shall be reasonably acceptable to the Company, such Assignment would not subject the Company or the Members to any additional regulatory requirements, result in the violation of any law or regulation that is or might be applicable to the Company or the Members or otherwise materially and adversely affect the interests of the Company or the Members, as such; and

               (iii) the Assignee executes and delivers a counterpart of this Agreement.

          (e) The Assignor and Assignee will be jointly and severally obligated to reimburse the Company for all reasonable expenses (including legal fees) in connection with any Assignment or proposed Assignment of a Member's Membership Interest. As a condition to any Assignment of a Membership Interest in the Company, the Assignor and the Assignee shall provide such legal opinions and documentation as the Managing Member shall reasonably request.

          8.4 NO RESIGNATION, WITHDRAWAL OR BORROWING. Except as otherwise expressly provided in this Agreement, no Member may (a) withdraw as a Member of the Company or with such Member's Membership Interest, (b) be required to withdraw as a Member or be required to withdraw its Membership Interest or (c) borrow or withdraw any portion of its Capital Contribution or Capital Account from the Company.

          8.5 FURTHER ASSURANCES. The Members shall from time to time execute or cause to be executed all other documents or cause to be done all filing, recording, publishing, or other acts as may be necessary or desirable to comply with the requirements for the operation of a limited liability company under the laws of the State of Delaware and all other jurisdictions in which the Company may from time to time conduct business.

          8.6 NO ACQUISITION OF MEMBERSHIP INTERESTS BY THE COMPANY. Except as expressly contemplated in this Agreement, without the prior written consent of the Managing Member, the Company shall not acquire, by purchase, redemption or otherwise, all or any part of the Membership Interests of any Member in the Company. Notwithstanding the immediately preceding sentence, in the event that
(i) the Initial Member's Class C Non-Voting Membership Interest shall be Assigned by operation or law or other means not involving a voluntary act on the part of the Initial Member, (ii) the Initial Member shall breach any obligation of the Initial Member to the Company arising pursuant to this Agreement, the Exchange Agreement or any other written agreement between the Initial Member and the Company, and such breach shall not be cured within 30 days of receipt of notice thereof delivered by the Company to the Initial Member (unless such breach is not capable of being cured within 30 days, in which case the Initial Member shall have a reasonable period of time to cure provided that it is using, and continues to use, all commercially reasonable efforts to cure such breach as promptly as practicable), or (iii) a Bankruptcy event shall occur with respect to the Initial Member or the Initial Member shall otherwise be dissolved, then in any such event the Company shall have the right to redeem the Initial Member's Class C Non-Voting Membership Interest for an amount, in cash, equal to the positive balance, if any, in the Initial Member's Capital Account.

                                   ARTICLE IX
                                    ACCOUNTS

          9.1 BOOKS. The Managing Member shall maintain or cause to be maintained complete and accurate books of account of the Company's affairs at the Company's principal office, including a list of the names and addresses of all Members and the aggregate Capital Contributions of each Member. Each Member shall have the right to inspect the Company's books and records at any reasonable time upon advance written request to the Company.

          9.2 REPORTS, RETURNS AND AUDITS. The Tax Matters Partner will furnish or will cause to be furnished to each Member:

          (a) within 90 days after the end of each calendar year, an Internal Revenue Service Schedule K-1 with respect to such Member;

          (b) within 120 days after the end of each Fiscal Year of the Company, a consolidated balance sheet of the Company as at the end of such year and statements of income and cash flow of the Company for such year; and

          (c) within 15 days after receipt thereof, any notice of audit from the Internal Revenue Service.

          All information obtained by a Member pursuant to this Section 9.2 shall be deemed proprietary and confidential to the Company and will not be disclosed by a Member to any person or entity without the prior written consent of the Company. This restriction shall not apply to information which (i) is previously, or becomes, known to the public, except by breach of this Agreement by such Member or other similar agreement by such Member regarding confidential information, (ii) was in the Member's possession at the time of disclosure without obligation of confidentiality, (iii) was received by the Member from a third party without similar restrictions and, to the knowledge of such Member, without breach of any obligation of confidentiality owed to the disclosing party, (iv) was developed independently by the Member without reference to the Company's confidential information, or (v) which is disclosed pursuant to a governmental regulation or order, provided that prior to disclosure the disclosing party notifies the Company of such proposed disclosure in order to permit the Company to seek confidential treatment of such information.

          9.3 FISCAL YEAR. The "FISCAL YEAR" of the Company for both financial reporting and tax purposes shall be the calendar year.

          9.4 METHOD OF ACCOUNTING. The books and accounts of the Company shall be maintained using the cash method of accounting for financial reporting purposes and tax purposes.

          9.5 TAX RETURNS. The Tax Matters Partner shall cause to be prepared and filed on a timely basis all federal, state and local tax returns required of the Company.

          9.6 BANK ACCOUNTS. All funds of the Company will be deposited in its name in an account or accounts maintained with such bank or banks selected by the Managing Member. The funds of the Company will not be commingled with the funds of any other Person. Checks will be drawn upon the Company account or accounts only for the purposes of the Company and shall be signed by authorized officers of the Company.

          9.7 OTHER INFORMATION. The officers of the Company and Managing Member may release such information concerning the operations of the Company to such sources as is customary in the industry or required by law or regulation or by order of any regulatory body. For the term of the Company and for a period of four years thereafter, the Managing Member shall cause to be maintained and preserved all books of account and other relevant documents.

                                   ARTICLE X
                               VALUATION OF ASSETS

          For purposes of this Agreement, the "FAIR MARKET VALUE" of any asset of the Company shall be determined by the Managing Member in its reasonable discretion. The Managing Member, in its discretion, may engage any Person, acceptable to the Managing Member, to perform an appraisal to determine the Fair Market Value of any Company asset.

                                   ARTICLE XI
                           DISSOLUTION OF THE COMPANY

          11.1 DISSOLUTION. Subject to the Act, the Company shall be dissolved and its affairs shall be wound up upon the earliest to occur of:

          (a) the expiration of the term of the Company as provided in Section
2.6 of this Agreement;

          (b) the sale or distribution by the Company of all or substantially all of its assets; or

          (c) the written consent of (i) Class A Voting Members whose Class A Percentage Interests represent not less than two-thirds of the Class A Percentage Interest of all Class A Voting Members and (ii) the Initial Member.

          Any other provision of this Agreement to the contrary notwithstanding, no withdrawal, assignment, removal, Bankruptcy, insolvency, death, incompetency, termination, dissolution or distribution with respect to any Member or any Membership Interest will effect a dissolution of the Company.

          11.2 LIQUIDATION OF COMPANY INTERESTS.

          (a) LIQUIDATION. Upon dissolution, the Company will be liquidated in an orderly manner. The Managing Member will serve as the liquidator to wind up the affairs of the Company pursuant to this Agreement; PROVIDED, HOWEVER, that if there is no Managing Member, a Majority in Interest of the then remaining Voting Class A Members shall select a Person or Persons to serve as liquidator. The Person or Persons who act as the liquidator under this Section 11.2 are referred to herein as the "LIQUIDATOR."

          (b) LIQUIDATION PROCEDURE. Promptly following dissolution, the Liquidator shall within a reasonable period of time cause the Company's assets and properties to be liquidated for cash in an orderly and businesslike manner so as not to involve undue sacrifice (which liquidation shall not involve any material sale or disposition of assets or properties of the Company to any Member or any Affiliate of a Member unless, in any such case, such sale or disposition is on terms that are no less favorable to the Company than would be reasonably available in an arm's length transaction).

          (c) FINAL ALLOCATION AND DISTRIBUTION. Upon dissolution of the Company (whether or not an early dissolution) and liquidation of its assets and properties as set forth above, a final allocation of all items of income, gain, loss and deduction will be made in accordance with Article V, and proceeds arising from such liquidation, shall be distributed or used as follows and in the following order and priority (which order shall be without prejudice to the liability of the Members to creditors of the Company under the Act in the event of the insolvency of the Company):

               (i) for the payment of the Company's liabilities and obligations to its creditors other than Members, and the expenses of liquidation;

               (ii) for the payment of the Company's liabilities and obligations to its creditors who are also Members;

               (iii) to the setting up of any reserves that the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company;

               (iv) any balance to the Members pro rata in accordance with the balances in their Capital Accounts.

          11.3 LIABILITY FOR RETURN OF CAPITAL CONTRIBUTIONS. Each Member, by its execution of this Agreement, agrees that liability for the return of its Capital Contribution is limited to the Company's assets and, in the event of an insufficiency of such assets to return the amount of its Capital Contribution, hereby waives any and all claims whatsoever, including any claim for additional contributions that it might otherwise have, against any of the Company's agents or representatives (in each case unless there has been fraud, gross negligence or willful misconduct) by reason thereof. Each Member shall look solely to the Company and its assets for all distributions with respect to the Company and his or its Capital Contribution thereto, and shall have no recourse therefor (upon dissolution or otherwise) against any of the Company's agents or representatives (in each case unless there has been fraud, gross negligence or willful misconduct).

                                  ARTICLE XII
                                   AMENDMENTS

          This Agreement may be amended with (but only with) the written consent of the Initial Member, a Majority in Interest of the Class A Voting Members and the Class B Non-Voting Member. The Managing Member shall send each Member a copy of any amendment adopted pursuant to this Article XII.

                                  ARTICLE XIII
                                     NOTICES

          All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed duly given or made (a) when personally delivered to the intended recipient (or an officer of the intended recipient) or when sent by telecopy or facsimile followed by the mailing of a copy as set forth in clause (b) or (c) below; (b) on the business day after the date sent when sent by a nationally recognized overnight courier service; or (c) four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid if to the Company, to its address set forth in Section 2.5, and if to any Member, to the address set forth in the register of Members. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

                                  ARTICLE XIV
                                  MISCELLANEOUS

          14.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter of this Agreement, and supersedes any prior agreement or understanding among the parties hereto with respect to the subject matter of this Agreement.

          14.2 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without regard to principles of conflicts of law.

          14.3 BINDING EFFECT. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and permitted assigns.

          14.4 COUNTERPARTS. This Agreement may be executed either directly or by an attorney-in-fact, in any number of counterparts of the signature pages, each of which shall be considered an original and all of which together shall constitute one instrument.

          14.5 SEPARABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          14.6 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          14.7 GENDER AND NUMBER. Whenever required by the context of this Agreement, all pronouns and any variations thereof will be deemed to refer to the masculine, feminine and neuter, singular and plural.

          14.8 NO THIRD PARTY BENEFICIARIES. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Members. Nothing in this Agreement shall be deemed to create any right in any person or entity (other than indemnified persons as set forth in Section 7.4 of this Agreement) not a signatory hereto or who becomes a Substituted Member pursuant to Section 8.3 of this Agreement, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

          14.9 TAX MATTERS PARTNER. The Managing Member shall be the "tax matters partner" for purposes of Code Section 6231(a)(7).

          14.10 CONFLICTS OF INTEREST. Nothing in this Agreement will restrict the business activities and operations of any Member for its own account, or its agents, representatives or any of their respective Affiliates.

          14.11 COUNTERPART EXECUTION, TELECOPIES. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding on the parties hereto. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

                            [Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Limited Liability Company Agreement as their act and deed, either directly or by an attorney-in-fact, to be effective as of the day and year first above written.

                                 INITIAL MEMBER:

                                 DELTA FINANCIAL CORPORATION, INC.

                                 By:
                                    --------------------------------------------
                                    [Name], [Title]

                                 CLASS A VOTING MEMBERS:

                                 [LIST TO COME]


                                 CLASS B NON-VOTING MEMBER:

                                 DELTA FINANCIAL RESIDUAL MANAGEMENT, INC.

                                 By:
                                    --------------------------------------------
                                    [Name], [Title]

                                   SCHEDULE 1

                   CAPITAL CONTRIBUTIONS; MEMBERSHIP INTERESTS


                               CAPITAL CONTRIBUTION     CLASS A VOTING            CLASS B              CLASS C
           MEMBER                                       MEMBERSHIP UNITS        NON-VOTING            NON-VOTING
                                                                              MEMBERSHIP UNITS     MEMBERSHIP UNITS
Delta Financial                   [__________]2                0                     0                [________]
Corporation, Inc.
Delta Financial Residual          [__________]3                0                [_________]                0
Management, Inc.
[Bondholders]                     [__________]4           [_________]                0                     0

----------------------------- ----------------------- --------------------- --------------------- --------------------
Totals                            $[__________]          [____________]        [____________]       [____________]

-----------------------
2        To be equal to _____________?
3        To be equal to _____________?
4        To be equal to the principal amount of Senior Notes tendered in the Exchange Offer.


                                   SCHEDULE 2

                              RESIDUAL CERTIFICATES

                                [TO BE PROVIDED]